As filed with the Securities and Exchange Commission on March 16, 2007
                                                          Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                AMREP CORPORATION
               (Exact name of issuer as specified in its charter)

           OKLAHOMA                                        59-0936128
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                          300 Alexander Park, Suite 204
                           Princeton, New Jersey 08540
                    (Address of principal executive offices)

                 AMREP Corporation 2006 Equity Compensation Plan
                            (Full title of the plan)

                                 PETER M. PIZZA
                   Vice President and Chief Financial Officer
                                AMREP Corporation
                          300 Alexander Park, Suite 204
                           Princeton, New Jersey 08540
                     (Name and address of agent for service)

                                 (609) 716-8200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             IRVING NEEDLEMAN, ESQ.
                       Vice President and General Counsel
                                AMREP Corporation
                          300 Alexander Park, Suite 204
                           Princeton, New Jersey 08540

                         CALCULATION OF REGISTRATION FEE

  ============================================================================================================================
                                                                                     Proposed
                                                                    Proposed         Maximum
                                                                    Maximum         Aggregate
     Title of Each Class of Securities to be     Amount to be    Offering Price   Offering Price  Amount of Registration Fee
                   Registered                   Registered (1)   Per Share (2)         (2)                    (3)
  ----------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $0.10 per share       400,000 shs.       $90.895        $36,358,000             $1116.20
  ============================================================================================================================


(1)  This  registration  statement  covers  shares  of  common  stock  of  AMREP
     Corporation (the "Registrant") to be issued pursuant to the AMREP Corporation 2006 Equity Compensation Plan (the "Plan"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act.
(2)  The maximum offering price has been calculated  pursuant to Rule 457(h) and
     (c) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on March 9, 2007.
(3) Calculated pursuant to Section 6(b) of the Securities Act and Rule 457(h) of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     *The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees and directors as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by the Registrant with the Commission, are incorporated by reference in this registration statement and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2006;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006;

     (c) The Registrant's Current Reports on Form 8-K (excluding any information therein furnished to the Commission pursuant to Item 2.02 thereof) filed May 24, 2006, June 29, 2006, September 14, 2006, September 21, 2006, September 25, 2006, October 24, 2006, October 31, 2006, November 9, 2006, November 21, 2006, December 7, 2006, January 12, 2007, and January 19, 2007 and Amendment No. 1 thereto on Form 8-K/A filed March 15, 2007.

     (d) The description of the Common Stock of the Registrant contained in the registration statement on Form 8-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed by the Registrant on December 10, 1987 and any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.


Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 1006(B)(7) of the Oklahoma General Corporation Act allows a corporation to eliminate or limit the personal liability of directors of a corporation or its shareholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its shareholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend, or approved a stock repurchase or redemption in violation of Oklahoma corporate law or obtained an improper personal benefit.

     Section 1031 of the Oklahoma General Corporation Act allows an Oklahoma corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. An Oklahoma corporation may indemnify directors, officers, employees, and other agents of such corporation in an action by or in the right of a corporation under the same conditions as described above against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) that he or she actually and reasonably incurred in connection therewith.

     Our amended Certificate of Incorporation provides that none of directors shall have be personally liability to us or to our shareholders for monetary damages for breach of fiduciary duty as a director except to the extent that
Section 1006(B)(7) (or any successor provision) of the Oklahoma General Corporation Act, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. Our amended Certificate of Incorporation also provides for the indemnification of each of our directors and senior officers for third party actions and actions by or on our behalf that mirror Section 1031 of the Oklahoma General Corporation Act. Our amended Certificate of Incorporation also provides that we may also provide indemnification for our officers, employees and agents consistent with Section 1031 of the Oklahoma General Corporation Act.

     We maintain directors' and officers' liability insurance to insure our officers and directors against certain liabilities.


Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

The following is a list of exhibits filed as part of this registration statement.

      Exhibit
      Number                            Description
      -------                           -----------
      4.1.1 Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit (3)(a)(i) to Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1998.)
      4.1.2    Certificate  of Merger  (Incorporated  by  reference  to  Exhibit
               (3)(a)(ii) to Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1998.)
      4.1.3 Amended Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3(a)(iii) to Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006.)
      4.2 By-Laws of the Registrant, as amended to September 20, 2006 (Incorporated by reference to Exhibit (3)(b) to Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006.)
      4.3 AMREP Corporation 2006 Equity Compensation Plan (Incorporated by reference to Appendix B to the Proxy Statement of the Registrant included in its Schedule 14A filed August 14, 2006.)
      5.1      Opinion of Crowe & Dunlevy a Professional Corporation.
      23.1     Consent of McGladrey & Pullen, LLP
      23.2     Consent of KPMG LLP
      23.3 Consent of Crowe & Dunlevy a Professional Corporation (contained in the opinion of counsel filed as Exhibit 5.1.)
      24.1     Power of Attorney.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i) If the Registrant is relying on Rule 430B:

               (A)  Each  prospectus   filed  by  the  Registrant   pursuant  to
          Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

     The  undersigned  Registrant  undertakes  that  in a  primary  offering  of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on March 16, 2007.


                                          AMREP CORPORATION

                                          By: /s/ Peter M. Pizza
                                              ----------------------------------
                                              Peter M. Pizza
                                              Vice President and Chief Financial
                                              Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2007.

/s/ Peter M. Pizza (2)                       /s/ Albert V. Russo (1)
-----------------------------------------    -----------------------------------
Peter M. Pizza                               Albert V. Russo
Vice President and Chief Financial Officer   Director
Principal Financial Officer
and Principal Accounting Officer

/s/ Edward B. Cloues, II (1)                 /s/ Samuel N. Seidman (1)
-----------------------------------------    -----------------------------------
Edward B. Cloues, II                         Samuel A. Seidman
Director                                     Director

/s/ Lonnie A. Coombs (1)                     /s/ James Wall (1) (2)
-----------------------------------------    -----------------------------------
Lonnie A. Coombs                             James Wall
Director                                     Director and Senior Vice
                                             President of the Company

/s/ Elmer F. Hansen, Jr. (1)                 /s/ Michael P. Duloc (1) (2)
-----------------------------------------    -----------------------------------
Elmer F. Hansen, Jr.                         Michael P. Duloc
Director                                     President of Kable Media
                                             Services, Inc.

/s/ Nicholas G. Karabots (1)
-----------------------------------------
Nicholas G. Karabots
Director

-----------------
(1)  By:     /s/ Peter M. Pizza
         --------------------------------
         Peter M. Pizza, Attorney-in-Fact

(2) The Registrant is a holding company which does substantially all of its business through two wholly-owned subsidiaries (and their subsidiaries). Those wholly-owned subsidiaries are AMREP Southwest Inc. ("ASW") and Kable Media Services, Inc. ("Kable"). James Wall is the principal executive officer of ASW, and Michael P. Duloc is the principal executive officer of Kable. The Registrant has no chief executive officer. Its executive officers include James Wall, Senior Vice President and Peter M. Pizza, Vice President and Chief Financial Officer, and Michael P. Duloc, who may be deemed an executive officer by reason of his position with Kable.

                                AMREP CORPORATION
                                  EXHIBIT INDEX

      Exhibit
      Number                            Description
      -------                           -----------

      4.1.1 Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit (3)(a)(i) to Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1998.)
      4.1.2    Certificate  of Merger  (Incorporated  by  reference  to  Exhibit
               (3)(a)(ii) to Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1998.)
      4.1.3 Amended Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3(a)(iii) to Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006.)
      4.2 By-Laws of the Registrant, as amended to September 20, 2006 (Incorporated by reference to Exhibit (3)(b) to Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006.)
      4.3 AMREP Corporation 2006 Equity Compensation Plan (Incorporated by reference to Appendix B to the Proxy Statement of the Registrant included in its Schedule 14A filed August 14, 2006.)
      5.1      Opinion of Crowe & Dunlevy a Professional Corporation.
      23.1     Consent of McGladrey & Pullen, LLP
      23.2     Consent of KPMG LLP
      23.3 Consent of Crowe & Dunlevy a Professional Corporation (contained in the opinion of counsel filed as Exhibit 5.1.)
      24.1     Power of Attorney.